                          SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                           (Amendment No. ______)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          ARKANSAS BEST CORPORATION
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


                         Richard F. Cooper
                         Secretary
                         3801 Old Greenwood Road
                         Fort Smith, AR 72903
   -----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

[ ]  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                          ARKANSAS BEST CORPORATION










April 10, 1997




To the Shareholders of Arkansas Best Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders of Arkansas Best Corporation on Thursday, May 8, 1997 at 9:00 a.m. at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903. A notice of the meeting, a proxy card and a proxy statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. We look forward to the Annual Meeting of Shareholders and we hope you will attend the meeting or be represented by proxy.

WE URGE YOU TO SIGN AND DATE YOUR ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE EVEN IF YOU ARE PLANNING TO ATTEND THE MEETING.







William A. Marquard                     Robert A. Young III
Chairman of the Board            President-Chief Executive Officer







              ARKANSAS BEST CORPORATION, POST OFFICE BOX 10048
                       FORT SMITH, ARKANSAS 72917-0048

                          ARKANSAS BEST CORPORATION


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held May 8, 1997




To the Shareholders:

The Annual Meeting of Shareholders of Arkansas Best Corporation, a Delaware corporation, will be held at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903 on Thursday, May 8, 1997 at 9:00 a.m. for the following purposes:

  I. To elect two Class II directors for terms to expire at the 2000 Annual Meeting of Shareholders;

 II. To ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 1997;

III.  To amend the 1992 Stock Option Plan;

 IV. To act upon such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

Only shareholders of record at the close of business on March 10, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

PLEASE COMPLETE, SIGN AND DATE YOUR ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.


                           By Order of the Board of Directors,




Fort Smith, Arkansas                Richard F. Cooper
April 10, 1997                          Secretary

                          ARKANSAS BEST CORPORATION



                               PROXY STATEMENT



This Proxy Statement is furnished to the shareholders of Arkansas Best Corporation ("ABC" or the "Company"), in connection with the solicitation of proxies on behalf of the ABC Board of Directors (the "Board") to be voted at the Annual Meeting of Shareholders on May 8, 1997 ("1997 Annual Meeting") for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and Notice of Meeting, the related proxy card and the 1996 Annual Report to Shareholders are being mailed to shareholders beginning on or about April 10, 1997. ABC's principal place of business is 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, and its telephone number is 501/785-6000.


                                 RECORD DATE

The Board has fixed the close of business on March 10, 1997 as the record date for the 1997 Annual Meeting. Only shareholders of record on that date will be entitled to vote at the meeting in person or by proxy.


                                   PROXIES

The proxy named on the enclosed proxy card was appointed by the Board to vote the shares represented by the proxy card. Upon receipt by the Company of a properly signed and dated proxy card, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder does not return a signed proxy card, his or her shares cannot be voted by proxy. Shareholders are urged to mark the ovals on the proxy card to show how their shares are to be voted. If a shareholder returns a signed proxy card without marking the ovals, the shares represented by the proxy card will be voted as recommended by the Board herein and in the proxy card. The proxy card also confers discretionary authority to the proxy to vote on any other matter not presently known to management that may properly come before the meeting. Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted or (iii) by such person(s) voting in person at the 1997 Annual Meeting.


                                VOTING SHARES

On the record date, there were 19,504,473 shares of common stock outstanding and entitled to vote ("Common Stock"). Each share of Common Stock is entitled to one vote. The holders in person or by proxy of a majority of the total number of the shares of Common Stock shall constitute a quorum for purposes of the 1997 Annual Meeting.

                     PROPOSAL I.  ELECTION OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL I.

The Board is divided into three classes of directorships, with directors in each class serving staggered three-year terms. At each annual meeting of shareholders, the terms of directors in one of the three classes expire. At that annual meeting of shareholders, directors are elected in a class to succeed the directors whose terms expire, the terms of the directors so elected to expire at the third annual meeting of shareholders thereafter. Pursuant to the Company's Certificate of Incorporation, the Board has fixed the number of directorships at six: two in the class to be elected at the 1997 Annual Meeting of Shareholders whose members' terms will expire at the 2000 Annual Meeting of Shareholders, two in the class whose members' terms will expire at the 1998 Annual Meeting of Shareholders, and two in the class whose members' terms will expire at the 1999 Annual Meeting of Shareholders.

It is intended that the shares represented by the accompanying proxy will be voted at the 1997 Annual Meeting for the election of nominees Arthur J. Fritz, Jr. and John H. Morris as the two directors in the class of directorships whose members' terms will expire in 2000, unless the proxy specifies otherwise. Each nominee has indicated his willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, Messrs. Fritz and/or Morris will not be available for election at the time of the 1997 Annual Meeting, the shares represented by the accompanying proxy may be voted for the election in his/their stead of substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for all nominees.

Assuming the presence of a quorum, to be elected a nominee must receive the affirmative vote of the holders of a majority of the Common Stock present, in person or by proxy, at the 1997 Annual Meeting.

                          DIRECTORS OF THE COMPANY

The following information relates to the nominees named above and to the other persons whose terms as directors will continue after the 1997 Annual Meeting.

         Name         Age           Business Experience

CLASS II -- Term Expires May 1997
Arthur J. Fritz, Jr.        56   Mr. Fritz has been a Director of the
                            Company since April 1989. From 1971 to 1986, Mr.
                            Fritz was President of Fritz Companies, Inc. and its Chairman from 1986 to 1988. Mr. Fritz has served as Chairman of JABAR Enterprises since
                            October 1988 and is a Director of Intercargo
                            Corporation and Landstar Systems, Inc. Mr. Fritz is former President and Chairman of the National
                            Association of Customs Brokers and Freight
                            Forwarders of America.

John H. Morris              53   Mr. Morris has been a Director of the
                            Company since July 1988 and a Director of Treadco, Inc. since June 1991. Mr. Morris currently serves as President of The Gordon +

                            Morris Group. Mr. Morris served as a Managing Director of Kelso & Company, Inc. from March 1989 to March 1992, was a General Partner from 1987 to March 1989, and prior to 1987 was a Vice President. Prior to 1985, Mr. Morris was President of LBO Capital Corp. In February 1997, Merchant's Transportation & Logistics Company, and its subsidiaries, filed petitions under Chapter 11 of the federal bankruptcy laws. Mr. Morris served as a Director of such entities through January 1997 and briefly served as the President of such entities for about a two-week period in November 1995 before these entities became operating companies.

CLASS III -- Term Expires May 1998
Frank Edelstein             71   Mr. Edelstein has been a Director of
                            the Company since November 1988. Mr. Edelstein currently provides consulting services to Kelso
                            & Company, Inc. and to The Gordon + Morris
                            Group. Mr. Edelstein served as a Vice President of Kelso & Company, Inc. from 1986 to March
                            1992. Prior to 1986, he served as Chairman and President of International Central Bank & Trust
                            Company and CPI Pension Services, Inc., as well as Senior Vice President, Financial Services
                            Group, at Continental Insurance Corporation. He also has held positions as Corporate Vice
                            President, Automatic Data Processing, Inc. and
                            Executive Vice President of Olivetti Corporation of America. Mr. Edelstein also is a Director of Americold Corporation, Ceradyne, Inc., and IHOP
                            Corp.

Robert A. Young III         56   Mr. Young has been a Director of the
                            Company since 1970 and Chief Executive Officer of the Company since August 1988, President since 1973 and was Chief Operating Officer from 1973 to 1988. Mr. Young also has been a Director of Treadco, Inc. since June 1991. Mr. Young also is a Director of Mosler, Inc.

CLASS I -- Term Expires May 1999
William A. Marquard         77   Mr. Marquard has been Chairman of the
                            Board and a Director of the Company since
                            November 1988 and a Director of Treadco, Inc.
                            since June 1991. In April 1992, Mr. Marquard was elected as a Director of the Board of Kelso &
                            Company, Inc. From 1971 to 1983, Mr. Marquard was President and Chief Executive Officer of
                            American Standard Inc. and from 1979 to 1985, he was Chairman of the Board of American Standard
                            Inc. Mr. Marquard resumed his position as Chairman of the Board of American Standard Inc.
                            in February 1989 until March 31, 1992 when he was named Chairman Emeritus. Mr. Marquard also became Chairman of the Board of ASI Holding
                            Corporation in February 1989 until March 31,
                            1992, when he was named Chairman Emeritus. Mr.

                            Marquard is Chairman of the Board of Mosler, Inc., and a Director of Americold Corporation, Earle M. Jorgensen Co., and EarthShell Container Corporation.

Alan J. Zakon, Ph.D         61   Dr. Zakon has been a Director of the
                            Company since February 1993. Dr. Zakon was a
                            Managing Director of Bankers Trust Company through March, 1995, for which he previously served as Chairman, Strategic Policy Committee from 1989 to 1990. From 1980 to 1986, Dr. Zakon was President of Boston Consulting Group before being named its Chairman in 1986, having previously served as Consultant from 1967 to 1969 and Vice President from 1969 to 1980. Dr.
                            Zakon is currently serving as a member of the Board of Directors of several companies, including Boyle Leasing, Hechinger Corporation, and Vice Chairman of the Board of Autotote
                            Corporation, and is a former member of the Advisory Committee to the Stanford University
                            Graduate School of Business.

                      BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met four times during 1996. During 1996, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a Director.

The Board has established Audit, Executive Compensation and Development, and Stock Option committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 1996 are described below. The Board does not have a committee for nomination of directors. The Board nominates candidates for director.

Audit Committee. The Audit Committee recommends to the Board the appointment of the firm selected to be independent public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and quarterly reviews and evaluates with the independent public accountants the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; and evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board. Messrs. Edelstein, Fritz, Morris, and Zakon currently are members of the Audit Committee. The Audit Committee met three times during 1996.

Executive Compensation and Development Committee. The Executive Compensation and Development Committee is responsible for reviewing executive management's performance and for determining appropriate compensation. Messrs. Marquard, Morris and Young currently are members of the Executive Compensation and Development Committee. The Executive Compensation and Development Committee met one time during 1996.

Stock Option Committee. The Stock Option Committee administers the Company's Incentive Stock Option Plan ("Stock Option Plan"). The Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option, and the time or times at which options shall be granted. Messrs. Fritz, Edelstein, and Zakon currently are members of the Stock Option Committee. The Stock Option Committee met twice during 1996.

Director Compensation. Mr. Young, as an officer of the Company, receives no compensation for services as a director or committee member. Mr. Marquard, as Chairman, receives a $62,500 annual retainer and other non-employee directors receive a $25,000 annual retainer. Each non-employee director receives $1,000 for each Board meeting attended and for each meeting of a committee of the Board attended, if the committee meeting is held other than in conjunction with a Board meeting.

Messrs. Edelstein, Fritz and Zakon, as members of the Stock Option Committee, each received automatic stock options under the Company's 1992 Stock Option Plan on January 2, 1996, for 7,500 shares of the Company's Common Stock at a fair market value exercise price of $8.12 per share. Messrs. Marquard and Morris, non-employee Directors, each received stock options under the Company's 1992 Stock Option Plan on January 30, 1996 for 7,500 shares of the Company's Common Stock at a fair market value of $6.375 per share. On each anniversary date of the grant, 20% of the options vest and thereafter can be exercised through the tenth year after the grant date.

               PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth certain information concerning beneficial ownership of the Company's Common Stock as of March 10, 1997, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director and named executive officer of the Company and (iii) all directors and executive officers as a group.

                                                                        Shares         Percentage
                                                                     Beneficially      of Shares
                                                                        Owned         Outstanding

(i) Name / Address
MacKay-Shields Financial Corporation (1)                               2,051,685           10.5
9 West 57th Street
New York, NY 10019

State of Wisconsin Investment Board (2)                                1,912,500            9.8
P. O. Box 7842
Madison, WI 53707

Dimensional Fund Advisors, Inc. (3)                                    1,175,900            6.03
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Wellington Management Company, LLP (4)                                 1,118,200            5.73
75 State Street
Boston, MA 02109

(ii) Name                                Position
Robert A. Young III (5)(6)(7)          Director, President,
                                       Chief Executive Officer         2,109,828           10.8
William A. Marquard (5)(8)             Director                          174,548  *
John H. Morris (5)(9)                  Director                          122,515            *
Arthur J. Fritz, Jr. (5)(10)           Director                           56,471  *
Frank Edelstein (5)(11)                Director                           18,323            *
Alan J. Zakon (5)                      Director                           18,500            *
Lary R. Scott (5) (6)                  Executive Vice President           16,000            *
David E. Stubblefield (5)(6)(12)        President-CEO, ABF               108,759            *
Donald L. Neal (5)(6)(13)              Senior Vice President              70,869            *
David Loeffler (5)(6)                  Vice President-Treasurer            9,100            *

(iii) All Directors and Executive Officers as a Group (13 total)       2,754,620           14.1
*Less than 1%

<F1>
     (1) According to the most recent Schedule 13G it has provided to the Company, MacKay-Shields Financial Corporation beneficially owns 2,051,685 shares of the Company's Common Stock and could acquire 158,985 shares of the Company's Common Stock upon conversion of the Company's Preferred Stock, and has the following voting and investment powers with respect to such shares: (a) sole voting power, not applicable; (b) shared voting power, 2,051,685; (c) sole investment power, not applicable; (d) shared investment power, 2,051,685.
<F2>
     (2) According to the most recent Schedule 13G it has provided to the Company, the State of Wisconsin Investment Board beneficially owns 1,912,500 shares of the Company's Common Stock and has the following voting and investment powers with respect to such shares: (a) sole voting power, 1,912,500; (b) shared voting power, not applicable; (c) sole investment power; 1,912,500; (d) shared investment power, not applicable.
<F3>
     (3) According to the most recent Schedule 13G it has provided to the Company, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 1,175,900 shares of the Company's Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
<F4>
     (4) According to the most recent Schedule 13G it has provided to the Company, Wellington Management Company beneficially owns 1,118,200 shares of the Company's Common Stock and has the following voting and investment powers with respect to such shares: (a) sole voting power, not applicable; (b) shared voting power, 616,100; (c) sole investment power, not applicable; (d) shared investment power, 1,118,200.
<F5>
     (5) Includes stock option shares of Common Stock which are vested and will vest within 60 days of the record date as follows: Messrs. Young, 52,760; Marquard, 13,500 total, 12,000 are vested and 1,500 will vest within 60 days; Morris, 13,500 total, 12,000 are vested and 1,500 will vest within 60 days; Fritz, 13,500 total, 12,000 are vested and 1,500 will vest within 60 days; Edelstein, 13,500 total, 12,000 are vested and 1,500 will vest within 60 days; Zakon, 13,500 total, 12,000 are vested and 1,500 will vest within 60 days; Scott, 6,000 vested; Stubblefield, 24,000 vested; Neal, 20,400 vested; and Loeffler, 3,600 vested.
<F6>
     (6) Includes shares allocated through March 13, 1996, to Investment Plan accounts as follows: Messrs. Young, 1,429; Scott, -0-; Stubblefield, 849; Neal, 844; and Loeffler, -0-, each of whom disclaims beneficial ownership of such shares.
<F7>
     (7) Mr. Young directly owns 10,000 shares (less than 1%) of Treadco, Inc.'s ("Treadco") outstanding common stock. Because Mr. Young is a Director and greater than 10% stockholder of the Company, Mr. Young may be deemed to be the indirect beneficial owner of all shares of Treadco owned by the Company (2,319,700 shares or 45.7% of the total number of shares outstanding).
<F8>
     (8) Mr. Marquard directly owns 10,000 shares (less than 1%) of Treadco's outstanding common stock.
<F9>
     (9)  Mr. Morris indirectly owns 109,015 shares as co-trustee of the John
     H. Morris and Sharon L. Morris Family Trust.
<F10>
     (10) Includes 11,993 shares held by Trayjen, L.P., which are indirectly owned by Mr. Fritz by virtue of his status as general partner.
<F11>
     (11) Mr. Edelstein indirectly owns 4,823 shares as joint trustee of the Edelstein Living Trust.
<F12>
     (12) Mr. Stubblefield has been President and Chief Executive Officer of ABF Freight System, Inc. ("ABF"), a subsidiary of the Company, since January 1, 1995. From 1979 through 1994, Mr. Stubblefield was Senior Vice President - Marketing of ABF.
<F13>
     (13) Excludes 4,000 shares of the Company's Series A Preferred Stock owned by Mr. Neal that are not entitled to be voted at the 1997 Annual Meeting.

                      EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company and its largest subsidiary. The executive officers serve at the pleasure of the Board. For information regarding ownership of the Common Stock by the executive officers of the Company, see "PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP." There are no family relationships among directors and executive officers of the Company or its subsidiaries.


Name                    Age   Business Experience

Robert A. Young III     56    See previous description.
President-Chief
Executive Officer

Lary R. Scott           60    Mr. Scott was appointed the Company's
Executive Vice                Executive Vice President in December
President                     1995. He has also been Chairman of the
                              Board of WorldWay Corporation since May
                              1994 and Vice Chairman and Chief
                              Executive Officer of WorldWay since 1993.
                              WorldWay has been a wholly owned
                              subsidiary of the Company since August
                              1995; prior to that, it was a publicly
                              traded company. For approximately two
                              years prior to joining WorldWay, Mr.
                              Scott served as a transportation
                              consultant. Prior to that time, he was
                              President and Chief Executive Officer of
                              Consolidated Freightways, Inc. Mr. Scott
                              serves on the board of directors of The
                              Clorox Company.

David E. Stubblefield   59    Mr. Stubblefield has been President and
ABF President-                Chief Executive Officer of ABF Freight
Chief Executive               System, Inc. ("ABF"), the Company's
Officer                       largest subsidiary, since January 1,
                              1995, and a Director of ABF since 1985.
                              From 1979 through 1994, Mr. Stubblefield
                              was Senior Vice President-Marketing of
                              ABF.

Donald L. Neal          66    Mr. Neal has been Senior Vice President
Senior Vice President-        of the Company since 1979 and Chief
Chief Financial               Financial Officer since 1984. Prior to
Officer                       1984, Mr. Neal was Senior Vice President-
                              Comptroller. Mr. Neal has been Vice
                              President-Chief Financial officer of
                              Treadco, Inc. ("Treadco"), a subsidiary
                              of the Company, since June 1991.

David E. Loeffler       50    Mr. Loeffler was appointed the Company's
Vice President-               Vice President-Treasurer in December
Treasurer                     1995. Mr. Loeffler was appointed
                              Treasurer of Treadco in December 1995.
                              From 1992 to 1995 Mr. Loeffler was a
                              private investor and in investment
                              management. From 1983 to 1992 he was
                              Senior Vice President - Finance and
                              Administration and Chief Financial
                              Officer for Yellow Freight System, Inc.


Richard F. Cooper       45    Mr. Cooper has been Vice President-
Vice President-               Administration since 1995, Vice President-
Administration                Risk Management of the Company from April
General Counsel and           1991 to 1995 and Vice President-General
Secretary                     Counsel since 1986. Mr. Cooper has been
                              Secretary since 1987. Mr. Cooper also has
                              been Secretary of Treadco since June
                              1991.

R. David Slack          54    Mr. Slack has been Vice President-
Vice President-               Comptroller of the Company since January
Comptroller                   1990. From January 1989 to January 1990,
                              Mr. Slack was Comptroller. Prior to 1989,
                              Mr. Slack was a director in the
                              Accounting Department.

                           EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 1996.

                           SUMMARY COMPENSATION TABLE

                                                                           Long-Term Compensation
                          Annual Compensation                        Awards       Payouts
        (a)             (b)      (c)         (d)     (e)        (f)       (g)     (h)      (i)

        Name                                         Other   Restricted
        and                                          Annual    Stock     Options/  LTIP   All Other
     Principal                  Salary      Bonus     Comp.    Award(s)     SARs   ayouts Compensation
      Position          Year     ($)        ($)(2)    ($)        ($)       (#)(3)   ($)      ($)(4)

R. A. Young III         1996   $375,000    $     -     -         -      45,400       -     $89,977
President Chief         1995    375,000          -     -         -           -       -      89,977
Executive Officer       1994    362,500     33,079     -         -           -       -      89,977

Lary R. Scott           1996    250,000          -     -         -      30,000       -       1,250
Executive Vice
  President             1995     96,660          -     -         -           -       -     849,161
                        1994          -          -     -         -           -       -              -

David E. Stubblefield   1996    250,000          -     -         -      18,000       -     48,391
ABF President-Chief     1995    250,000          -     -         -      10,000       -     48,391
  Executive Officer     1994    169,167     33,079     -         -           -       -     48,391

Donald L. Neal          1996    182,000          -     -         -      20,000       -      1,500
Senior Vice President-  1995    180,250          -     -         -                   -    134,574
  Chief Financial
  Officer               1994    169,167     33,079     -         -           -       -    150,962




David E. Loeffler       1996    150,000          -     -         -      18,000       -     13,875
Vice President-
Treasurer               1995     12,500          -     -         -           -       -          -
                        1994                     -     -         -           -       -          -

<F1>
(1) Reflects base salary paid Mr. Scott in 1995 subsequent to the Company's purchase of WorldWay Corporation in August 1995.
<F2>
(2) Reflects bonus earned during the fiscal year. Bonuses are normally paid during the next fiscal year.
<F3>
(3)  Options to acquire shares of Common Stock.
<F4>
(4) "All Other Compensation" includes the following for Messrs. Young, Scott, Stubblefield, Neal, and Loeffler, (i) Company matching of contributions to the Company's Employees' Investment Plan of $1,500; $1,250; $1,500; $1,500; and $1,375 for each named executive, respectively; (ii) amounts accrued under the Company's Supplemental Benefit Plan of $57,770; $-0-; $24,105; $-0-; and $-0- for each named executive, respectively; and (iii) amounts accrued under Deferred Salary Agreements of $30,707; $-0-; $22,786; $-0-; and $-0- for each named executive, respectively. The Deferred Salary Agreements are not performance-based incentive plans. For Mr. Scott, 1995 includes a one-time payment of amounts in settlement of his stock option, employment and severance agreements, resulting from the Company's purchase of WorldWay Corporation in August 1995.

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTIONS/SAR VALUES

The following table provides information related to options exercised by the named executive officers during the 1996 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                          Number of Securities
                           Shares                     Underlying Unexercised Options/    In-the-Money Options/SARs
                          Acquired         Value    SARs at Fiscal Year-End (#)      at Fiscal Year-End ($)(1)
Name                    on Exercise(#)  Realized($) Exercisable   Unexercisable     Exercisable   Unexercisable

Robert A. Young III       -               -          43,680         56,320                 -               -

Lary R. Scott             -               -               -         30,000                 -               -

David E. Stubblefield     -               -          18,400         30,100                 -               -

Donald L. Neal            -               -          16,400         24,100                 -               -

David E. Loeffler         -               -               -         18,000                 -               -




<F1>
(1) The closing price for the Company's Common Stock as reported by the NASDAQ Stock Market on December 31, 1996 was $4.375. Value is calculated on the basis of the difference between the option exercise price and $4.375 multiplied by the number of shares of Common Stock underlying the option.
At December 31, 1996, the closing stock price was less than the option exercise prices.

                            OPTIONS/SAR GRANTS TABLE

The following table provides information related to options granted to the named executive officers during 1996.

                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                        Annual Rate of Stock
                                                                                         Price Appreciation
                          Individual Grants                                             for Option Term (1)
(a)                              (b)             (c)           (d)          (e)          (f)          (g)
                                              % of Total
                                             Options/SARs    Exercise
                             Options/SARs     Granted to     or Base
                               Granted       Employees in     Price      Expiration
Name                         (#)(2)(3)(4)    Fiscal Year    ($/sh)(5)       Date        5%($)        10%($)

Robert A. Young III            45,400           4.3%          $7.010      1/31/06      $152,998     $432,662
Lary R. Scott                  30,000           2.8%          $6.375      1/31/06       120,300      304,800
David E. Stubblefield          18,000           1.7%          $6.375      1/31/06        72,180      182,880
Donald L. Neal                 20,000           1.9%          $6.375      1/31/06        80,200      203,200
David E. Loeffler              18,000           1.7%          $6.375      1/31/06        72,180      182,880

<F1>
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability or vesting over periods of up to five years.
<F2>
(2) Options granted in 1996 are exercisable starting 12 months after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fifth anniversary date.
<F3>
(3) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.
<F4>
(4) In the event of a change in control, the Option Plan permits the Committee to accelerate vesting and to enable an employee to "put" the excess of the fair market value over the exercise price of the options to the Company.

<F4>
(5) The Option Plan permits the exercise of options by delivery of shares of Common Stock owned by the optionee in lieu of or in addition to cash or by financing made available by the Company.

              REPORT ON EXECUTIVE COMPENSATION BY THE EXECUTIVE
                   COMPENSATION AND DEVELOPMENT COMMITTEE
                         AND STOCK OPTION COMMITTEE

The Company is engaged in the highly competitive and evolving freight transportation industry. To be able to continue its past growth and succeed in the future, the Company believes it must be able to retain its executive management team and to attract additional qualified executives when needed.

The Company's philosophy that compensation of the executive management team should be materially linked to both operating and stock price performance with the goal of enhancing the value of the Company is administered by its Executive Compensation and Development Committee ("Compensation Committee") and its Stock Option Committee.

The Compensation Committee is comprised of Messrs. Marquard, Morris, and Young and the Stock Option Committee is comprised of Messrs. Edelstein, Fritz, and Zakon. All Committee Members are non-employee directors except Mr. Young, who is the Company's President-Chief Executive Officer. The Compensation Committee, at its discretion, reviews and grants all forms of executive compensation except stock options. The Stock Option Committee, at its discretion, grants stock options to the executive group pursuant to the Company's stock option plan which was previously approved by the Company's Board of Directors and shareholders.

In furtherance of the Company's philosophy, the executive management team's compensation for 1996 was primarily composed of the following blend of short-term and long-term items, all designed to motivate daily, annual and multi-year executive performance that results in increased value of the Company for its shareholders:

i) Base Salary. The Compensation Committee reviews and sets the base salaries of the Company's executive officers, normally on an annual basis. In setting salary levels, the Compensation Committee considers a variety of subjective and objective criteria such as: variety of experience and years of service with the Company; special expertise and talents of the individual; recent and historical operating results of the Company; industry and general economic conditions which may affect the Company's performance; and the Compensation Committee members' knowledge and experience in determining appropriate salary levels and total compensation programs for executives.

(ii) Incentive Plan. The Company's Incentive Plan sets a specific annual goal which, if met, results in a bonus being paid to each member of the executive management team. The 1996 Incentive Plan was based on achieving budgeted annual pre-tax profit for the Company. If the goal is met, then each participant, including the named executive group, would earn an incentive payment equal to the following percentages of their base salary: President, 60%; Senior Vice President, 50%; Vice Presidents, 45%; and Department Directors, 25%. Additional incentive pay would be earned by multiplying incentive earned when budgeted pre-tax profit was met by the percentage that actual pre-tax profit exceeded the budgeted goals.

(iii) Stock Option Plan. The Stock Option Committee is responsible for the granting of stock options to the executive group under the Company's 1992 Stock Option Plan ("1992 Plan"). Under current stock option agreements with the named executives, the grant's value to the optionee is equal to the public trading price of the Company's stock. The optionee vests in 20% of the total shares granted on each of the five subsequent anniversary dates of the grant, and has up to 10 years from the date of the grant to exercise part or all of his grant. The Company believes that this combination of 20% annual vesting with a 10-year exercise period blends its desire to tie the optionee's motivation under the stock option grant to both short-term and long-term performance of the Company's stock.

      Under the 1992 Plan, the Stock Option Committee generally has discretion regarding size, recipients and other non-exercise-price terms and conditions of grants. Such discretion allows, but does not require, the Stock Option Committee to consider prior stock option grants to executives when considering new grants.

      Stock option grants made to the executive group have been based on advice from an independent consultant and on the judgement of the Stock Option Committee members.

iv) Deferred Salary Agreements. The Company has Deferred Salary Agreements with certain Company and subsidiaries' executives. The Company believes these Deferred Salary Agreements have aided it in retaining these individuals who average over 25 years of employment with it or its subsidiaries or in the transportation industry and have acquired experience, knowledge and contacts of considerable value to it. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS" section for additional information.

The Company believes that the Chief Executive Officer ("CEO") is the leader of the executive management team, and therefore the Compensation Committee and Stock Option Committee apply the same philosophy as discussed above to the CEO's compensation package.

The members of the executive management team have, throughout their tenure, acquired substantial individual stock ownership in the Company. The Company believes its philosophy has built an experienced, motivated executive management team whose compensation package and stock ownership, both personal and through stock option grants, are closely linked to the interest of the Company's shareholders.

EXECUTIVE COMPENSATION AND
DEVELOPMENT COMMITTEE                        STOCK OPTION COMMITTEE
William A. Marquard                          Arthur J. Fritz, Jr.
John H. Morris                               Frank Edelstein
Robert A. Young III                          Alan J. Zakon

This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

              EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE
                    INTERLOCKS AND INSIDER PARTICIPATION

Robert A. Young III, a member of the Company's Executive Compensation and Development Committee, is the Company's President-CEO.

Pursuant to the terms of a Stockholders' Agreement, the Company has agreed that it will offer Mr. Young the right to include shares of the Company's Common Stock he owns in certain registration statements filed by the Company (the "Piggy-back Rights"). The Company will indemnify Mr. Young for securities law liabilities in connection with any such offering, other than liabilities resulting from information furnished in writing by Mr. Young. The Company is obligated to pay all expenses incurred in connection with the registration of shares of Company Common Stock in connection with the Piggy-back Rights, excluding underwriters' discounts and commissions.


                           STOCK PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total return for the Company, the Nasdaq Market Index, and an index of peer companies selected by the Company.

                    COMPARISON OF CUMULATIVE TOTAL RETURN
      Among Arkansas Best Corporation, Nasdaq Market Index & Peer Group


                                  Fiscal Year Ending
-----------------------------------------------------------------------------
Company              1991      1992      1993      1994      1995      1996
-----------------------------------------------------------------------------

Arkansas Best Corp.  100     108.21    112.20      87.34     56.93    31.69

Peer Group           100      91.15     89.00      86.42     76.53    47.04

Broad Market         100     107.89    129.42     135.88    176.24   219.01

The above comparisons assume $100 was invested on May 13, 1992 in the Company's Common Stock and each of the foregoing indices and assumes reinvestment of dividends. Following the Company's initial public offering, its Common Stock commenced trading on the Nasdaq Stock Market on May 13, 1992; therefore, five-year data are unavailable. All calculations have been prepared by Media General Financial Services. The shareholder return shown on the graph above is not necessarily indicative of future performance.

The Company considers itself a diversified transportation holding company with an emphasis on long-haul less-than-truckload ("LTL") motor carrier of general commodities. Accordingly, the Company believes it is important that its performance be compared to that of other diversified transportation companies with similar operations. Therefore, companies in the peer group are as follows: Caliber Systems, Inc., Consolidated Freightways, Inc., and Yellow Corp. of Delaware.

                        RETIREMENT AND SAVINGS PLANS

Non-union employees of the Company who fulfill a minimum age and service requirement are eligible to participate in the Company's Retirement Plan which generally provides fixed benefits payable in annuity form upon retirement at age 65. Benefits also may be paid in the form of a lump sum at the participant's election. Credited years of service for each of the individuals named in the EXECUTIVE COMPENSATION - SUMMARY COMPENSATION TABLE ("Executive Compensation Table") are: Robert A. Young III, 32 years; Lary R. Scott, 1 year; David E. Stubblefield, 37 years; Donald L. Neal, 38 years; and David E. Loeffler, 1 year. Benefits are based upon a participant's years of service with the Company and average total monthly earnings (exclusive of extraordinary remuneration and expense allowances and subject to the annual Code limitation after 1988 of $150,000 as adjusted to reflect cost of living increases) during any five consecutive calendar years during the participant's employment with the Company since 1980 which will give the participant the highest average monthly earnings. Benefits also are subject to certain other limitations in the Code.

The following table illustrates the total estimated annual benefits payable from the Retirement Plan and, if applicable, the Company's Supplemental Benefit Plan (see below) upon retirement at age 65, in the form of a single life annuity, to persons in the specified compensation and years-of-service classifications. Benefits listed in the table are not subject to any deductions for Social Security or other offset amounts.


  Highest
 Five Years
  Average                          Years of Service
Compensation     15           20          25           30            35

  $ 50,000    $ 17,187     $ 23,437    $ 23,800     $ 28,560    $ 33,320
   100,000      35,937       48,437      48,800       58,560      68,320
   150,000      54,687       73,437      73,800       88,560     103,320
   200,000      73,437       98,437      98,800      118,560     138,320
   500,000     185,937      248,437     248,800      298,560     348,320

In December 1987, the Company also established the Arkansas Best Corporation Supplemental Benefit Plan for the purpose of supplementing benefits under the Company's Retirement Plan. The Code places limits on the amount of income participants may receive under the Company's Retirement Plan. In order to compensate for those limitations and for reductions in the rate of benefit accruals from the 1985 formula under the Company's Retirement Plan, the Supplemental Benefit Plan will pay sums in addition to amounts payable under the Retirement Plan to eligible participants. Participation in the Supplemental Benefit Plan is limited to employees of the Company who are participants in the Company's Retirement Plan and who are also either officers at or above the rank of vice president of the Company or are designated as participants in the Supplemental Benefit Plan by the Company's Board. The amount due to each participant in the Supplemental Benefit Plan is the actuarial equivalent of the excess of (1) the payment due under the Company's Retirement Plan as in effect on January 1, 1985, as amended, but without regard to any amendments that decrease the rate of benefit accruals and without regard to any Code limitations, or the current Retirement Plan without regard to any Code limitations if more; over (2) the actual benefit received from the Retirement Plan. This payment will be made in a single cash sum within 30 days following the participant's termination of employment. Amounts attributable to the Supplemental Benefit Plan are included in the pension table set forth above.

The Company has agreed to provide reimbursement for otherwise unreimbursed medical expenses to certain employees of the Company and its subsidiaries, including the individuals named in the Executive Compensation Table. These benefits are presently covered by an insurance program and commence at retirement and continue for the life of the employee (and spouse or other eligible dependents).

           EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                       CHANGE IN CONTROL ARRANGEMENTS

The Company does not have any Employment Contracts with the Chief Executive Officer or any of the named executive officers.

The Company's Stock Option Agreements provide that in the event of a change in control of the Company, as defined in the Agreement, all non-vested options immediately vest.

The Company has Deferred Salary Agreements with certain management employees of the Company and its subsidiaries, including the named executives, due to their tenure, experience, knowledge and contacts which are of considerable value to the Company. The amounts of deferred salary vary according to the individual and according to age at retirement or other termination of employment and are to be paid in 120 equal monthly installments after termination of the individual's employment. The amounts payable under the Deferred Salary Agreements are not vested and are subject to forfeiture under certain circumstances. The Company has purchased life insurance on each of the individuals which will substantially reimburse it for the cost of the Agreements. The Executive Compensation Table includes the amount accrued annually for each named executive under these Agreements.

                   CERTAIN TRANSACTIONS AND RELATIONSHIPS

Stockholders' Agreement. Pursuant to the terms of a Stockholders' Agreement, the Company has agreed that it will offer Robert A. Young III the right to include shares of the Company's Common Stock he owns in certain registration statements filed by the Company (the "Piggy-back Rights").

The Company will indemnify Mr. Young for securities law liabilities in connection with any such offering, other than liabilities resulting from information furnished in writing by Mr. Young. The Company is obligated to pay all expenses incurred in connection with the registration of shares of Company Common Stock in connection with the Piggy-back Rights, excluding underwriters' discounts and commissions.

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities are required to file, under the Securities Exchange Act of 1934, reports of ownership and changes of ownership with the Securities and Exchange Commission.

Based solely on information provided to the Company, the Company believes that during the preceding year its executive officers, directors, and 10% shareholders have complied with all applicable filing requirements.


                PROPOSAL II.  RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT AUDITORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II.

The firm of Ernst & Young LLP served as independent auditors for the Company for the fiscal year ended December 31, 1996. Pursuant to the recommendation of the Audit Committee, the Board has appointed that firm to continue in that capacity for the fiscal year 1997, and recommends that a resolution be presented to shareholders at the 1997 Annual Meeting to ratify that appointment.

In the event the shareholders fail to ratify the appointment of Ernst & Young LLP, the Board will appoint other independent public accountants as auditors. Representatives of Ernst & Young LLP will attend the 1997 Annual Meeting. They will have the opportunity to make a statement and respond to appropriate questions from shareholders.


            PROPOSAL III. AMENDMENT TO THE 1992 STOCK OPTION PLAN

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL III.

The Board of Directors has approved, and has recommended that the shareholders approve, an amendment (the "1997 Amendment") to the Company's 1992 Stock Option Plan as previously amended. The 1997 Amendment: (i) provides an additional one million shares of the Company's authorized but unissued Common Stock to be available for issuance under the 1992 Plan, and
(ii) increases the number of option shares the members of the Stock Option Committee ("Committee") automatically receive each year from 7,500 to 10,000 and sets the date of the automatic option grant to coincide with the Company's regular January Board of Directors' meeting in January of each year.

Description of 1992 Plan

The 1992 Plan provides that up to 2,000,000 shares of Common Stock are available for awards of incentive and nonqualified stock options to directors and key employees of the Company and subsidiaries. Any shares subject to unexercised portions of options granted under the 1992 Plan that have terminated may be regranted under new options. As of March 10, 1997, 304,400 shares of Common Stock were available to be granted under the 1992 Plan.

The following is a summary of certain provisions of the 1992 Plan.

General. Options granted under the 1992 Plan may be either "incentive stock options" ("ISOs") that meet the qualifications of Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options ("NQSOs") that do not meet the qualifications of Section 422. A maximum of 2,000,000 shares of Common Stock (subject to certain anti-dilution provisions) may be subject to options under the 1992 Plan. As of March 10, 1997, options for 1,676,500 shares of Common Stock were outstanding and options for 19,100 shares had been exercised. On March 10, 1997, the last reported sale price of the Common Stock was $5.25.

Administration. To the extent necessary to comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 ("Rule 16b-3"), the 1992 Plan may be administered by the Board of Directors, or, at the option of the Board of Directors, by a committee of two or more qualifying, non-employee directors. The 1992 Plan is currently administered by the Committee consisting of Messrs. Edelstein, Fritz, and Zakon. To the extent permitted under Rule 16b-3, the Committee has complete authority to construe, interpret and administer the provisions of the 1992 Plan, to determine which persons are to be granted options and the terms and conditions of such option grants, and to make all other determinations necessary or deemed advisable in the administration of the 1992 Plan.

Eligibility. Eligibility to participate in the 1992 Plan is limited to employees and directors of the Company and its subsidiaries as determined by the Committee. The Company has six directors and 70 Company and subsidiary employees who have grants under the 1992 Plan. Directors who serve on the Committee are not eligible for discretionary grants under the 1992 Plan, but are automatically granted NQSOs of 7,500 shares in each calendar year.

Terms of Options; Limitations on Exercise Right. The exercise price of options will be set by the Committee but must be at least the fair market value of the Common Stock on the date of grant (and not less than 110% of the fair market value in the case of an ISO granted to an optionee owning 10% or more of the Common Stock of the Company). Generally, options are not exercisable after the expiration of ten years from the date of grant (or five years in the case of ISOs granted to an optionee owning 10% or more of the Common Stock of the Company).

The exercise price for the options may be paid by the delivery of cash, a certified cashier's check, or, at the Company's option, by the delivery of shares of Common Stock having a fair market value (on the date preceding exercise) equal to the exercise price. The Company may make financing available to the optionee on such terms as the Committee shall specify.

An option may not be exercised except by the optionee or by a person who has obtained the optionee's rights under the option by will or under the laws of descent and distribution or pursuant to a qualified domestic relations order.

Except with respect to Committee members, the 1992 Plan permits the Board of Directors or the Committee to accelerate vesting upon a change of control and enables an option holder to "put" the excess of the then fair market value over the exercise price of the options to the Company.

Termination of Employment. The Committee will determine at the time an option is granted what conditions will apply to the exercise of the option in the event the holder ceases to be an employee of the Company or any of its subsidiaries for any reason. In the event of the death of an option holder while employed by or serving as a director of the Company or any of its subsidiaries, the option will be exercisable within the year next succeeding the date of death or such other period as may be specified in the option agreement, but in no case later than the expiration date of the option.

Amendment and Termination. The Board of Directors may amend, abandon, suspend or terminate the 1992 Plan or any portion thereof at any time; provided, however, that, to the extent required by Rule 16b-3 and the Securities and Exchange Commission's interpretations and releases under Rule 16b-3, no amendment can be made without stockholder approval that would materially (i) increase the benefits accruing to participants under the 1992 Plan, (ii) increase the number of securities that may be issued under the

1992 Plan (other than pursuant to the anti-dilution provisions), or (iii) modify the requirements regarding eligibility for participation in the 1992 Plan.

Certain Federal Income Tax Considerations. An optionee receiving ISOs will not realize any taxable income, and the Company will not be entitled to a federal income tax deduction, at the time of the option grant. Moreover, generally speaking, no taxable income will be realized and the Company will not be entitled to a federal income tax deduction at the time the ISO is exercised. However, there may be certain alternative minimum tax consequences to the optionee resulting from the exercise of an ISO. Upon a sale of the Common Stock acquired upon exercise of an ISO, the optionee generally will realize a capital gain or capital loss, and the Company will receive no deduction.

An optionee receiving NQSOs will not realize any taxable income, and the Company will not be entitled to any federal income tax deduction, at the time of the option grant. At the time the NQSO is exercised, the optionee generally will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price paid. The Company will generally be entitled to a corresponding federal income tax deduction.

Description of 1997 Amendment

The following is a summary of the provisions of the 1997 Amendment.

As of March 10, 1997, 304,400 shares of Common Stock were available for grant under the 1992 Plan. The Option Plan Amendment would make an additional one million shares of the Company's authorized but unissued shares of Common Stock available for grant under the 1992 Plan.

Currently, the 1992 Plan provides that the members of the Committee automatically receive a NQSO option grant of 7,500 shares on the first trading day following January 1 of each year. This automatic grant to the Committee members is one of the requirements for the 1992 Plan to comply with Rule 16b-3. The 1997 Amendment would increase the number of NQSO option shares automatically granted annually to the Committee members from 7,500 to 10,000 and set the date for the grant to coincide with the Company's regular meeting of the Board of Directors in January of each year. The 1997 Amendment will also comply with Rule 16b-3.

Summary of 1992 Plan (as proposed to be amended).

The following table sets forth, to the extent determinable, the number of options that will be received by certain individuals and groups under the 1992 Plan if the 1997 Amendment is approved, and options previously granted under the 1992 Plan. The dollar value of options to be awarded under the 1992 Plan is not determinable; the exercise price of the options will be at least 100% of the fair market value of the Common Stock on the date of grant. For certain information concerning the potential realizable value of options outstanding under the 1992 Plan, see "EXECUTIVE COMPENSATION - AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES."



                            AMENDED PLAN BENEFITS

                           1992 Stock Option Plan
                     (As Amended by the 1997 Amendment)


Name and Position                                         Number of Units
Robert A. Young III, Director and President -
  Chief Executive Officer                                      (1)(2)
Donald L. Neal, Senior Vice President -
  Chief Financial Officer                                      (1)(2)
Lary R. Scott, Executive Vice President                        (1)(2)
David E. Stubblefield, ABF President - CEO                     (1)(2)
David E. Loeffler, Vice President - Treasurer                  (1)(2)
John H. Morris, Director Nominee                               (1)(3)
Arthur J. Fritz, Director Nominee                              12,500 (3)
Non-Executive Director Group                                   (1)(3)
Executive Group                                                (1)(2)
Non-Executive Officer Employee Group                           (1)(4)

<F1>
(1) Except for Committee members, the number of, and recipients of, options to be granted under the 1992 Plan are at the Committee's discretion and therefore are not determinable. Except for the Committee members, none of these individuals would automatically receive option grants as a result of the 1997 Amendment.
<F2>
(2) Since July 1992, the Executive Group has been granted an aggregate of 237,000 option shares, at per share exercise prices ranging from $6.375 to $12.75. None of this Group would automatically receive option grants as a result of the 1997 Amendment.
<F3>
(3) Three members of the Non-Executive Director Group, Messrs. Edelstein, Fritz and Zakon, are Committee members and would each receive an additional 2,500 option shares of the Company's Common Stock in January of 1998 through 2002 under the 1997 Amendment. Two members of this group, Messrs. Marquard and Morris, are not Committee members and would not receive any automatic grants as a result of the 1997 Amendment. Since May 1993, Messrs. Marquard and Morris have each received an aggregate of 37,500 option shares under the 1992 Plan at per share exercise prices ranging from $4.625 to $12.25. Since May 1994, Messrs. Edelstein, Fritz and Zakon have each received an aggregate of 30,000 option shares under the 1992 Plan at per share exercise prices ranging from $4.44 to $12.75. Messrs. Edelstein, Fritz and Zakon each received in May 1993 an option of 7,500 shares at an exercise price of $9.50 per share under a separate stock option that was discontinued in 1994.
<F4>
(4) Since July 1992, the 70 members of this group have been granted an aggregate of 1,676,500 option shares, at per share exercise prices ranging from $6.375 to $13.875.

The Board of Directors believes that the 1997 Amendment is in the best interest of the Company and its shareholders and is necessary to enable it to attract and retain qualified outside directors and key employees of the

Company and subsidiaries. The affirmative vote of a majority of the shares entitled to vote at the 1997 Annual Meeting is necessary for approval of the 1997 Amendment.
                                OTHER MATTERS

The Board does not know of any matters that will be presented for action at the 1997 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to management should come before the 1997 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

                            COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers, or regular employees of the Company in person, by telephone, telegram, or other means. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation and sending of proxy material. The Company will pay approximately $1,000 for these services.


                SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

Pursuant to Securities and Exchange Commission regulations, shareholder proposals submitted for next year's proxy statement must be received by the Company no later than the close of business on December 11, 1997 to be considered. Proposals should be addressed to Richard F. Cooper, Secretary, Arkansas Best Corporation, 3801 Old Greenwood Road, Fort Smith, AR 72903. In order to prevent controversy about the date of receipt of a proposal, the Company strongly recommends that any shareholder wishing to present a proposal submit the proposal by certified mail, return receipt requested.


                                   GENERAL

Upon written request, the Company will provide shareholders with a copy of its Annual Report on Form 10-K to the Securities and Exchange Commission (including financial statements and schedules thereto) for the fiscal year ended December 31, 1996, without charge. Direct written requests to: Randall
M. Loyd, Director, Financial Reporting, Arkansas Best Corporation, 3801 Old Greenwood Road, Fort Smith, AR 72903.



            PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY





Fort Smith, Arkansas                     RICHARD F. COOPER
Date:  April 10, 1997                        Secretary